EXHIBIT 24





                [LETTERHEAD OF ADDISON, ROBERTS & LUDWIG, P.C.]







              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use of our report dated December 4, 1997, related to the consolidated financial statements of Wavetech, Inc. and Subsidiaries included in or made a part of this Form 10-KSB.


                                        /s/ Addison, Roberts & Ludwig, P.C.
                                        -----------------------------------
                                        Addison, Roberts & Ludwig, P.C.



Tucson, Arizona
December 10, 1997